Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Medivation, Inc. (formerly known as Orion Acquisition Corp. II) on Form SB-2 of our report, dated January 25, 2005, which appears in the Annual Report on Form 10-K of Medivation, Inc. for the year ended December 31, 2004.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

December 15, 2005